iShares Trust
iShares S&P 500 Index Fund (Series 6)
N-SAR Item 77(O) - Transactions Effected Pursuant to Rule 10f-3
For the six months ended 9/30/2002


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

                                                                                    Aggregate            Aggregate
                                 Underwriter                                        Principal            Principal        Purchase
           Date of   Date of     From Whom                 Affiliated                Amount               Amount          Price
Issuer     Offering  Purchase    Purchased                 Underwriter            of Offering            Purchased        Per Share

Toys R Us    5/21/02 5/21/02  Credit Suisse First Boston  Credit Suisse First Boston   13,000,000 shares   1,456 shares  $ 17.65
Calpine      4/24/02 4/24/02  Credit Suisse First Boston  Credit Suisse First Boston   66,000,000 shares  16,038 shares  $ 11.50
El Paso Corp 6/20/02 6/20/02  Credit Suisse First Boston  Credit Suisse First Boston   45,000,000 shares  21,253 shares  $ 19.95
AT&T Corp.   6/5/02  6/5/02   Credit Suisse First Boston  Credit Suisse First Boston  200,000,000 shares  36,591 shares  $ 11.25

                      Total
                     Commission
                      Paid to
                      Affiliate

Toys R Us               $-
Calpine                 $-
El Paso Corp            $-
At&T Corp.              $-


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